Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into this 19th day of November, 2018, by and among ARCH COAL, INC., a Delaware corporation ("Arch"), the various direct and indirect subsidiaries of Arch identified on the signature pages hereto as "Borrowers" (together with Arch, collectively, "Borrowers", and each individually a "Borrower"), REGIONS BANK, as agent (in its capacity as agent, the "Administrative Agent") for certain financial institutions (collectively, the “Lenders”), and the Lenders.
Recitals:
Borrowers, Administrative Agent and Lenders are parties to a certain Credit Agreement dated April 27, 2017 (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), pursuant to which Lenders have made certain loans and other financial accommodations to Borrowers.
Section 2.1(f) of the Credit Agreement (as in effect prior to the effectiveness of this Amendment) contemplates that the Commitments may be increased up to an aggregate amount of $20,000,000, subject to satisfaction of certain requirements. Borrowers have requested a Commitment Increase in the amount of $10,000,000 pursuant to Section 2.1(f) (the “Requested Commitment Increase”). Administrative Agent and Lenders are willing to acknowledge such Requested Commitment Increase and to amend the Credit Agreement to reflect the implementation of such Requested Commitment Increase, in each case subject to the terms and conditions of this Amendment.
The parties also desire to amend the Credit Agreement in other respects, on the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    By deleting the definitions of “Adjusted LIBOR Rate”, “Fee Letter” and “Stated Commitment Termination Date” in Section 1.1 of the Credit Agreement and by substituting in lieu thereof the following:
“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upward to the next whole multiple of one sixteenth of one percent (1/16 of 1%)) equal to the LIBOR, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum

5688199_7

(rounded upward to the next whole multiple of one sixteenth of one percent (1/16 of 1%)) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average settlement rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (b) an amount equal to the number one minus the Applicable Reserve Requirement. Notwithstanding anything contained herein to the contrary, if the Adjusted LIBOR Rate, as so determined, is ever less than zero (0), then, the Adjusted LIBOR Rate shall be deemed to be zero (0).
“Fee Letter” means any fee letter agreement among Administrative Agent and Borrowers.
“Stated Commitment Termination Date” means August 27, 2021; provided that if at any time Liquidity remains less than $250,000,000 for a period of sixty (60) consecutive days, the “Stated Commitment Termination Date” shall be the earlier of (a) the date that is 364 days after the first day of such sixty (60) consecutive day period, and (b) August 27, 2021.
(b)    By deleting the table set forth in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement and by substituting in lieu thereof the following:

Level	Liquidity	Loans
		Base Rate	LIR	LIBOR
I	Less than or equal to $275,000,000	1.50%	2.50%	2.50%
II	Greater than $275,000,000	1.00%	2.00%	2.00%

(c)    By adding the following sentence to the definition of “Commitment” in Section 1.1 of the Credit Agreement immediately following the period at the end of the last sentence thereof:
The aggregate amount of the Commitments as of November 19, 2018, after giving effect to the Commitment Increase contemplated by the First Amendment to Credit Agreement dated as of such date, is FIFTY MILLION DOLLARS ($50,000,000).
(d)    By adding the following new definitions of “LIBOR Replacement Rate” and “LIBOR Scheduled Unavailability Date” to Section 1.1 of the Credit Agreement in the proper alphabetical order:
“LIBOR Replacement Rate” has the meaning set forth in Section 15.1(h).
“LIBOR Scheduled Unavailability Date” has the meaning set forth in Section 15.1(h).
(e)    By deleting the reference to “$40,000,000” in the definition of “LC Sublimit” in Section 1.1 of the Credit Agreement and by substituting in lieu thereof a reference to “$50,000,000”.
(f)    By deleting the reference to “$20,000,000” in Section 2.1(f) of the Credit Agreement and by substituting in lieu thereof a reference to “$10,000,000”.

(g)    By adding the following new Section 15.1(h) to the Loan Agreement immediately following Section 15.1(g) thereof:
(h)    LIBOR Replacement Rate. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, but without limiting subsections (a) or (b) above, if Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or Borrower Agent or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 15.1(a) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of the LIBOR or an Official Body having or purporting to have jurisdiction over Administrative Agent has made a public statement identifying a specific date after which the LIBOR shall no longer be made available, or used for determining interest rates for loans in the applicable currency (such specific date, the “LIBOR Scheduled Unavailability Date”), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 15.1(h), are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace the LIBOR for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by Administrative Agent or receipt by Administrative Agent of such notice, as applicable, Administrative Agent and Borrowers may amend this Agreement to replace the LIBOR with an alternate interest rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative interest rates (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent and Borrowers, to effect the provisions of this Section 15.1(h) (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Agreement) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders do not accept such amendment. The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Administrative Agent, such LIBOR Replacement Rate shall be applied as otherwise determined by Administrative Agent (it being understood that any such modification to application by Administrative Agent made as so determined shall not require the consent of, or consultation with, any of the Lenders). For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Agreement is entered into to effect the provisions of this Section 15.1(h), if the circumstances under clauses (i) and (ii) of this Section 15.1(h) exist, the provisions of subsections (a) and (b) above to this Section 15.1 shall apply.
3.    Waiver of Notice Requirement. Administrative Agent and the Lenders hereby waive the twenty (20) day notice requirement set forth in Section 2.1(f) of the Credit Agreement with respect to the Requested Commitment Increase.

4.    Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.
5.    Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that this Amendment and each other Loan Document to which such Borrower is party constitutes a legal, valid and binding obligation of such Borrower that is enforceable against such Borrower in accordance with the terms hereof or thereof, as applicable, except to the extent that enforceability of any portion hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance; that all of the Obligations are owing and payable, in each case to the extent provided in the Loan Documents, without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by each Borrower); that the security interests and Liens granted by such Borrower in favor of Administrative Agent are fully perfected first priority security interests and Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute ABL Priority Collateral and second priority Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute Term Loan Priority Collateral (in each case, subject to any remaining actions that may be required in accordance with Section 9.20 of the Credit Agreement); and that the unpaid principal amount of the Loans and outstanding Letters of Credit on and as of November 15, 2018, totaled $35,658,037.03.
6.    Representations and Warranties. Each Borrower represents and warrants to Administrative Agent and the Lenders, to induce each to enter into this Amendment, that no Default or Event of Default exists on the date hereof; that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or company action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and that all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct in all material respects on the effective date hereof (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such earlier date.
7.    Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
8.    Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. A breach of any representation or warranty in this Amendment shall constitute an Event of Default as provided in Section 12.1 of the Credit Agreement.
9.    Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the waiver in Section 3 hereof, in each case, is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:
(a)    Administrative Agent shall have received each of the following:

(i)    counterparts of this Amendment, duly executed by each Borrower and each of the Lenders;
(ii)    an omnibus officer’s certificate certifying authorizing resolutions of each Borrower, substantially in the form attached to this Amendment or in such other form as may be agreed to by Administrative Agent, duly executed by an authorized officer of such Borrower;
(iii)    counterparts of a Fee Letter relating to this Amendment (the “First Amendment Fee Letter”), in form and substance satisfactory to Administrative Agent, duly executed by each Borrower; and
(iv)    an Amended and Restated Revolving Note, in form and substance satisfactory to Administrative Agent, duly executed by each Borrower; and
(b)    No Default or Event of Default shall exist.
10.    Fees and Expenses. Borrowers jointly and severally agree to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the fees and disbursements of Administrative Agent’s legal counsel, in each case, to the extent provided in the Credit Agreement.
11.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF NEW YORK.
12.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.
13.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided in Section 14.1 of the Credit Agreement.
14.    Entire Agreement. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
15.    Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
16.    Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
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IN WITNESS WHEREOF, the signatories hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.
ARCH COAL, INC.

as “Borrower Agent” and as a “Borrower”

By:    /s/ John T. Drexler
Name: John T. Drexler
Title: Senior Vice President & Chief Financial Officer

ACI TERMINAL, LLC
ALLEGHENY LAND LLC
ARCH COAL SALES COMPANY, INC.
ARCH COAL GROUP, LLC
ARCH COAL OPERATIONS LLC
ARCH COAL WEST, LLC
ARCH ENERGY RESOURCES, LLC
ARCH LAND LLC
ARCH OF WYOMING, LLC
ARCH RECLAMATION SERVICES LLC
ARCH WESTERN ACQUISITION CORPORATION
ARCH WESTERN ACQUISITION, LLC
ARCH WESTERN BITUMINOUS GROUP, LLC
ARCH WESTERN RESOURCES, LLC
ARK LAND LLC
ARK LAND KH LLC
ARK LAND LT LLC
ARK LAND WR LLC
ASHLAND TERMINAL, INC.
CATENARY COAL HOLDINGS LLC
COALQUEST DEVELOPMENT LLC
HUNTER RIDGE COAL LLC
HUNTER RIDGE HOLDINGS, INC.
HUNTER RIDGE LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC
ICG EASTERN LAND, LLC
ICG EASTERN, LLC
ICG ILLINOIS, LLC
as “Borrowers”
By:     /s/ John T. Drexler
Name: John T. Drexler
Title: Vice President & Treasurer

[Signatures continued on following page.]

First Amendment to Credit Agreement (Arch Coal)

ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
ICG, LLC
INTERNATIONAL ENERGY GROUP, LLC
MARINE COAL SALES LLC
MEADOW COAL HOLDINGS, LLC
MINGO LOGAN COAL LLC
MOUNTAIN COAL COMPANY, L.L.C.
MOUNTAIN MINING LLC
MOUNTAINEER LAND LLC
OTTER CREEK COAL, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP LLC
THUNDER BASIN COAL COMPANY, L.L.C.
TRITON COAL COMPANY, LLC
UPSHUR PROPERTY LLC
WESTERN ENERGY RESOURCES LLC
as “Borrowers”
By:     /s/ John T. Drexler
Name: John T. Drexler
Title: Vice President & Treasurer

[Signatures continued on following page.]

First Amendment to Credit Agreement (Arch Coal)

BRONCO MINING COMPANY LLC
COAL-MAC LLC
HAWTHORNE COAL COMPANY LLC
JULIANA MINING COMPANY LLC
KING KNOB COAL CO. LLC
MELROSE COAL COMPANY LLC
MOUNTAIN GEM LAND LLC
PATRIOT MINING COMPANY LLC
VINDEX ENERGY LLC
WHITE WOLF ENERGY LLC
WOLF RUN MINING LLC
as “Borrowers”
By:     /s/ Paul A. Lang
Name: Paul A. Lang
Title: Director/Manager

[Signatures continued on following page.]

First Amendment to Credit Agreement (Arch Coal)

REGIONS BANK
as “Administrative Agent”, “LC Issuer,” and as the sole “Lender”
By:     /s/ Mark A. Kassis
Name: Mark A. Kassis
Title: Managing Director

First Amendment to Credit Agreement (Arch Coal)

OMNIBUS OFFICER’S CERTIFICATE
OF
AUTHORIZING RESOLUTIONS
November 19, 2018
Each of the undersigned DOES HEREBY CERTIFY that he is an officer of ARCH COAL, INC., a Delaware corporation ("Arch"), and/or certain of its direct and indirect subsidiaries listed on the annexes to this certificate (together with Arch, collectively, "Companies", and each individually a "Company"), as indicated beneath his signature hereto, and he is keeper of or has direct access to the records of each Company for which he is indicated to be an officer;
Each of the undersigned DOES FURTHER CERTIFY, with respect to each Company for which he is indicated to be an officer, that the Board of Directors, managers or members, as applicable, of each such Company duly adopted resolutions (or written consents in lieu of resolutions) by unanimous consent, effective as of November 19, 2018, substantially identical to the written consent in lieu of resolutions attached hereto as Exhibit A; and that said resolutions (or written consents in lieu of resolutions) are still in full force and effect.
Each of the undersigned DOES FURTHER CERTIFY, with respect to each Company for which he is indicated to be an officer, that the individuals certified to Administrative Agent on April 27, 2017, to be officers of each such Company are and remain duly elected, qualified and acting in the capacities so certified, and that no such Company’s Organizational Documents (as defined in the Credit Agreement) have been modified or amended in any manner since such Organizational Documents were certified to Administrative Agent on April 27, 2017.
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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.
______________________________
[Robert G. Jones, Secretary of each Company listed on Annex A and Annex B hereto and Director/Manager of each Company listed on Annex D hereto]
______________________________
[John T. Drexler, Director/Manager of each Company listed on Annex C hereto]
The undersigned, each being an authorized officer of the Companies indicated beneath his signature below, do hereby certify, with respect to each Company for which he is indicated to be an officer, that the foregoing resolutions (or resolutions substantially identical to the foregoing resolutions) were passed by the Board of Directors, members or managers, as applicable, of each such Company, and that the individual signing above with respect to each such Company is an authorized officer of each such Company and is duly authorized to attest to the passage of said resolutions.
______________________________
[John T. Drexler, Senior Vice President and Chief Financial Officer of each Company listed on Annex A and Vice President & Treasurer of each Company listed on Annex B hereto]
______________________________
[Paul A. Lang, Director/Manager of each Company listed on Annex C and Annex D hereto]

2

EXHIBIT A

Form of Resolutions or Written Consents in Lieu of Resolutions

(See attached.)

ANNEX A

Arch Coal, Inc.

ANNEX B

ACI Terminal, LLC
Allegheny Land LLC
Arch Coal Sales Company, Inc.
Arch Coal Group, LLC
Arch Coal Operations LLC
Arch Coal West, LLC
Arch Energy Resources, LLC
Arch Land LLC
Arch of Wyoming, LLC
Arch Reclamation Services LLC
Arch Western Acquisition Corporation
Arch Western Acquisition, LLC
Arch Western Bituminous Group, LLC
Arch Western Resources, LLC
Ark Land LLC
Ark Land KH LLC
Ark Land LT LLC
Ark Land WR LLC
Ashland Terminal, Inc.
Catenary Coal Holdings LLC
CoalQuest Development LLC
Hunter Ridge Coal LLC
Hunter Ridge Holdings, Inc.
Hunter Ridge LLC
ICG Beckley, LLC
ICG East Kentucky, LLC
ICG Eastern Land, LLC
ICG Eastern, LLC
ICG Illinois, LLC
ICG Natural Resources, LLC
ICG Tygart Valley, LLC
ICG, LLC
International Energy Group, LLC
Marine Coal Sales LLC
Meadow Coal Holdings, LLC
Mingo Logan Coal LLC
Mountain Coal Company, L.L.C.
Mountain Mining LLC
Mountaineer Land LLC
Otter Creek Coal, LLC
Prairie Holdings, Inc.
Shelby Run Mining Company, LLC
Simba Group LLC
Thunder Basin Coal Company, L.L.C.
Triton Coal Company, LLC
Upshur Property LLC

Western Energy Resources LLC

ANNEX C

Coal-Mac LLC
Hawthorne Coal Company LLC

ANNEX D

Bronco Mining Company LLC
Juliana Mining Company LLC
King Knob Coal Co. LLC
Melrose Coal Company LLC
Mountain Gem Land LLC
Patriot Mining Company LLC
Vindex Energy LLC
White Wolf Energy LLC
Wolf Run Mining LLC